EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONSTRUCTION RESUMES AT
INTERNATIONAL COAL GROUP’S TYGART NO. 1 COMPLEX

Scott Depot, West Virginia, June 2, 2010 - International Coal Group, Inc. (NYSE: ICO) today announced that construction has resumed at its ICG Tygart Valley subsidiary’s Tygart No. 1 deep mine complex in Taylor County, near Grafton, West Virginia.

The Tygart No. 1 project received all essential federal and state approvals, but challenges lodged by a local anti-mining organization caused work on the project to be suspended in late 2008.  Those challenges were overruled in March by the West Virginia Surface Mine Board.

“We had planned to resume construction in mid-2011, but the strong market demand for Tygart No.1’s metallurgical coal product, and growing evidence of improving thermal coal pricing, led us to accelerate the project,” said Ben Hatfield, ICG’s CEO and President. “The construction and development timeline anticipates initial coal production in late 2011 and longwall startup in early 2014.”

The Company expects to finance the Tygart No. 1 mine construction through operating cash flow.  Development capital requirements are estimated at $325 million, including $18 million spent prior to 2010.  As a result of resuming construction at Tygart No.1, the Company now expects 2010 capital expenditures to increase by $15.0 million to a range of $105.0 million to $115.0 million.

At full output, the Tygart No. 1 mine is expected to produce 3.5 million tons per year of premium high-volatile metallurgical and high-quality thermal coal. The mine complex is projected to create over 300 direct jobs in the Taylor County, West Virginia area.

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin.  The Company has 13 active mining complexes, of which 12 are located in Northern and Central Appalachia and one in Central Illinois.  ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers domestically and internationally.

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Forward-Looking Statements

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Statements in this press release that are not historical facts are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; our production capabilities; consummation of financing, acquisition or disposition transactions and the effect thereof on our business; a significant number of conversions of our convertible senior notes prior to maturity; our plans and objectives for future operations and expansion or consolidation; our relationships with, and other conditions affecting, our customers; availability and costs of key supplies or commodities, such as diesel fuel, steel, explosives and tires; availability and costs of capital equipment; prices of fuels which compete with or impact coal usage, such as oil and natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; reductions and/or deferrals of purchases by major customers; risks in or related to coal mining operations, including risks related to third-party suppliers and carriers operating at our mines or complexes; unexpected maintenance and equipment failure; adoption by Appalachian states of EPA guidance regarding stringent water quality-based limitations in CWA Section 402 wastewater discharge permits and CWA Section 404 dredge and fill permits; environmental, safety and other laws and regulations, including those directly affecting our coal mining and production, and those affecting our customers’ coal usage; ability to obtain and maintain all necessary governmental permits and authorizations; competition among coal and other energy producers in the United States and internationally; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of our reserves; our assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in our properties which could result in unanticipated costs or inability to mine these properties; the impact of the mine explosion at a competitor’s mine on federal and state authorities’ decisions to enact laws and regulations that result in more frequent mine inspections, stricter enforcement practices and enhanced reporting requirements; future legislation and changes in regulations or governmental policies or changes in interpretations or enforcement thereof, including with respect to safety enhancements and environmental initiatives relating to global warming or climate change; impairment of the value of our long-lived and deferred tax assets; our liquidity, including our ability to adhere to financial covenants related to our borrowing arrangements; adequacy and sufficiency of our internal controls; and legal and administrative proceedings, settlements, investigations and claims, including those related to citations and orders issued by regulatory authorities, and the availability of related insurance coverage.

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You should keep in mind that any forward-looking statement made by us in this press release or elsewhere speaks only as of the date on which the statements were made. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, all of which are currently available on our website at www.intlcoal.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this press release, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this press release might not occur.

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For more information, contact: Ira Gamm, vice president – investor and public relations, at (304) 760-2619.